[DIXON HUGHES PLLC LETTERHEAD]

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Southern Community Financial Corporation and Subsidiaries:

We consent to the incorporation herein by reference the use of our report dated March 9, 2006, except as to the restatement discussed in note 1 to the consolidated financial statements which is as of August 9, 2006, with respect to the consolidated financial statements of Southern Community Financial Corporation and Subsidiary, and our report dated March 9, 2006, except as to the matter described in the third paragraph of Management’s Report on Internal Control over Financial Reporting, which is as of August 9, 2006, with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K/A of Southern Community Financial Corporation.

/s/ Dixon Hughes PLLC

Raleigh, North Carolina
November 9, 2006